SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 20, 2004

BAM! ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-32989	77-0553117
(Commission File Number)	(I.R.S. Employer Identification No.)

333 West Santa Clara Street, Suite 716
San Jose, California 95113
(Address of Principal Executive Offices, Including Zip Code)

(408) 298-7500
(Registrant’s Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS.

On May 20, 2004, the Registrant issued a press release announcing that all of the conditions of its offer to acquire the entire issued share capital of VIS Entertainment Limited (“VIS”) had been satisfied or waived and accordingly the offer had been declared unconditional in all respects. In addition, the stock purchase of the entire issued share capital of SOE Development Limited (“SOED”), a company set up to fund the development of State of Emergency 2, one of the key properties of VIS, had also been declared unconditional in all respects. A copy of the press release is filed herewith as Exhibit 99.1.

On May 26, 2004, the Registrant issued a press release announcing that the Nasdaq Listing Qualifications Department had issued a letter indicating that the Registrant’s common stock would continue to be listed on The Nasdaq SmallCap Market pursuant to an amendment to the exception that had been previously provided by Nasdaq. In addition, the Registrant’s Nasdaq symbol would revert back to “BFUN” on May 28, 2004. A copy of the press release is filed herewith as Exhibit 99.2.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) None

(b) None

(c) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated as of May 20, 2004 announcing completion of the Registrant’s acquisitions of VIS and SOED.

99.2	Press Release dated as of May 26, 2004 announcing that the Registrant’s common stock would continue to be listed on The Nasdaq SmallCap Market.

SIGNATURES

     Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 3, 2004	BAM! ENTERTAINMENT, INC.

By: /S/ STEPHEN AMBLER

Name: Stephen Ambler
Title: Chief Financial Officer